As filed with the Securities and Exchange Commission on August 5, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2989601
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 Sunnyside Boulevard, Suite B Woodbury, New York 11797
(Address of Principal Executive Offices)

Veeco Instruments Inc.
First Amended and Restated Employee Stock Purchase Plan (as amended)

(Full title of the plan)

Gregory A. Robbins
Vice President and General Counsel
Veeco Instruments Inc.
100 Sunnyside Boulevard, Suite B
Woodbury, New York 11797

(Name and address of agent for service)

(516) 677-0200

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,250,000	(2)	$20.47	$25,581,250	$3,011

(1) An estimate, based on the average of the high and low prices as of August 1, 2005 as determined in accordance with Rule 457(c) and (h) under the Securities Act of 1933, has been made solely for the purpose of calculating the registration fee relating to the shares of Common Stock to be registered hereunder and subsequently offered at prices computed upon the basis of fluctuating market prices.

(2) Represents an additional 1,250,000 shares of Common Stock issuable pursuant to the Registrant’s First Amended and Restated Employee Stock Purchase Plan, as amended (the “Plan”).  500,000 shares and 250,000 shares of Common Stock issuable pursuant to the Plan were previously registered pursuant to the Registrant’s Registration Statement on Form S-8, File Number 33-107844, filed on August 11, 2003, and Form S-8, File Number 33-95422, filed on August 4, 1995, respectively.  This registration statement also relates to such indeterminate number of additional shares of Common Stock of Veeco Instruments Inc. as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

Pursuant to General Instruction E to Form S-8, this registration statement on Form S-8 registers the offer and sale of an additional 1,250,000 shares of Common Stock for issuance under the Plan.  The contents of the prior registration statements for the Plan, File Number 33-107844, filed on August 11, 2003, and File Number 33-95422, filed on August 4, 1995, are hereby incorporated by reference.

Item 8.  Exhibits

Unless otherwise indicated, each of the following exhibits has been previously filed with the Securities and Exchange Commission by the Company under File No. 0-16244.

Number	Exhibit	Incorporated by Reference to:
4.1	Amendment No. 2 effective January 1, 2004 to the Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan	Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2004, Exhibit 10.1

4.2	Amendment No. 3 effective January 1, 2005 to the Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan	Annual Report on Form 10-K for the Year Ended December 31, 2004, Exhibit 10.27

5.1	Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Gregory A. Robbins	Included in the opinion filed as Exhibit 5.1

24.1	Power of Attorney	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury, New York, on August 5, 2005.

Veeco Instruments Inc.

By:	/s/ Edward H. Braun
Name:	Edward H. Braun
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on August 5, 2005.

Signatures	Capacity

/s/ Edward H. Braun	Director, Chairman and Chief Executive
Edward H. Braun	Officer (principal executive officer)

/s/ John F. Rein, Jr.	Executive Vice President, Chief Financial
John F. Rein, Jr.	Officer and Secretary (principal financial officer)

/s/ John P. Kiernan	Senior Vice President, Finance, Chief Accounting
John P. Kiernan	Officer and Corporate Controller (principal accounting officer)

*

Director

Richard A. D’Amore

*	Director
Joel A. Elftmann

*	Director
Heinz K. Fridrich

*		Director
Douglas A. Kingsley

*

Director

Paul R. Low

*		Director
Roger D. McDaniel

*		Director
Irwin H. Pfister

*		Director
Peter J. Simone

* By:	/s/ Gregory A. Robbins	Attorney-in-Fact
Gregory A. Robbins

INDEX TO EXHIBITS

Unless otherwise indicated, each of the following exhibits has been previously filed with the Securities and Exchange Commission by the Company under File No. 0-16244.

Number	Exhibit	Incorporated by Reference to:
4.1	Amendment No. 2 effective January 1, 2004 to the Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan	Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2004, Exhibit 10.1

4.2	Amendment No. 3 effective January 1, 2005 to the Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan	Annual Report on Form 10-K for the Year Ended December 31, 2004, Exhibit 10.27

5.1	Opinion of Gregory A. Robbins as to the legality of shares of Common Stock being registered	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Gregory A. Robbins	Included in the opinion filed as Exhibit 5.1

24.1	Power of Attorney	Filed herewith